Exhibit 99.2

THOMAS PROPERTIES GROUP, INC. ANNOUNCES

FOURTH QUARTER & YEAR END 2009 RESULTS

Thomas Properties Group, Inc. (Nasdaq: TPGI) reported today the results of operations for the quarter and year ended December 31, 2009.

“Last year was one of the most difficult ever for the real estate industry and the impacts were felt across the board in all sectors,” said James A. Thomas, Chairman and CEO. “Even in this environment, we were able to increase cash flow as evidenced by improvements in the fourth quarter, and we favorably restructured some of our debt and loan terms to better position our properties for the future.”

The results of operations presented in this release include a consolidated net loss for the three months ended December 31, 2009 of $(7.7) million or $(0.30) per share compared to a consolidated net loss of $(7.7) million or $(0.33) per share for the three months ended December 31, 2008. The consolidated net loss for the year ended December 31, 2009 was $(21.6) million or $(0.86) per share compared to $(5.5) million or $(0.24) per share for the year ended December 31, 2008. Included in the consolidated net loss for the three and twelve months ended December 31, 2009 are pre-tax, non-cash impairment charges of $4.4 million and $13.0 million, respectively, related to the Murano condominium project, and $14.0 million and $16.0 million, respectively, related to joint venture investments.

After tax cash flow (ATCF) for the three months ended December 31, 2009 was $2.5 million or $0.10 per share compared to after tax cash flow of $0.5 million or $0.02 per share for the three months ended December 31, 2008. The increase in ATCF for the quarter ended December 31, 2009 over the prior year period resulted from an increase in gains from sales of condominium units at the Murano property and a reduction in interest expense, partially offset by reductions in property net operating income and net revenues from the investment advisory management, leasing and development services business. ATCF for the twelve months ended December 31, 2009 was $8.2 million or $0.33 per share compared to ATCF of $22.5 million or $0.95 per share for the twelve months ended December 31, 2008. The reduction in ATCF for the year ended December 31, 2009 compared to the prior year primarily resulted from a decline in gains from sales of condominium units at Murano and a reduction in property net operating income. The Company defines ATCF (a non-GAAP financial measure) as net income (loss) excluding the following items: non-controlling interests, deferred income taxes, non-cash charges for depreciation and amortization and asset impairment, amortization of loan costs, non-cash compensation expense, straight-line rent adjustments, adjustments to reflect the fair market value of rent, and gain from extinguishment of debt. ATCF is further described in note (c) to the financial statements below.

Thomas further stated, “We have accomplished a number of financing and capital transactions, reducing our consolidated debt balances by $69.7 million at December 31, 2009 compared to December 31, 2008. Also, subsequent to year end, we negotiated on behalf of the California State Teachers Retirement System (CalSTRS), our partner in City National Plaza in downtown Los Angeles, for CalSTRS to acquire all $219.1 million of mezzanine debt on that property. CalSTRS will contribute this debt to the partnership’s equity, reducing the leverage on the property from $568.0 million to $348.9 million, all of which is first mortgage debt. We are in discussions with CalSTRS to obtain an option to participate in the loan purchase, on or after the maturity of the mezzanine debt, based on our current pro rata share of 25% of the existing City National Plaza equity. We are confident that the increased equity, together with the property’s substantial cash reserves, will facilitate the refinancing of the mortgage later in 2010.”

Other significant recent activities include:

•

During fourth quarter 2009, two mezzanine loans on Two Commerce Square scheduled to mature in January 2010 were paid off. The loans, which had a principal and accrued interest amount of $36.4 million, were paid off for a discounted amount of $25.0 million, resulting in a gain on extinguishment of debt of $11.4 million. The Company issued 5,138,600 shares of common stock in a registered direct offering to certain institutional investors, and the net proceeds to the Company of approximately $13.1 million provided partial funding for the loan payoff.

•	During fourth quarter 2009, the Campus El Segundo construction loan in the amount of $17.0 million was modified. The loan has been extended to July 31, 2011, and has three one-year extension options.

•	During fourth quarter 2009, the construction loan for Four Points Centre in Austin, Texas, was modified. The loan has been extended to July 31, 2012 with two one-year extension options.

•

At Murano in Philadelphia, the Company entered into contracts to sell an additional 13 condominium residences and closed the sale of 18 others during the fourth quarter, reducing the construction loan balance by approximately $8.1 million, to $37.0 million at December 31, 2009. During the first two months of 2010, the Company has entered into contracts to sell an additional six condominiums.

•

During fourth quarter 2009, a 1.9-acre land parcel adjacent to Four Points Centre, which is leased to a 4,200 square foot retail tenant under a ground lease, was sold for $2.1 million for a gain of approximately $1.2 million.

Supplemental Materials

The company will publish a Supplemental Financial Information package which will be available at www.tpgre.com in the Investor Relations tab, Supplemental Financial Information section.

Teleconference and Webcast

TPGI will hold a quarterly earnings conference call on Friday, March 5, 2010 at 10:00 a.m. Pacific Time. To participate in the call, dial (866) 713-8564 and (617) 597-5312 internationally, and provide confirmation code 46693312.

A live webcast (listen only mode) of the conference call will also be available at this time. A hyperlink to the live webcast will be available from the Investor Relations section of our website at www.tpgre.com. A replay of the call will be available through March 26, 2010, by calling (888) 286-8010 and (617) 801-6888 internationally, and providing confirmation code 23437189. The replay will also be available on Thomas Properties Group, Inc.’s web site at www.tpgre.com.

The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

About Thomas Properties Group, Inc.

Thomas Properties Group, Inc., with headquarters in Los Angeles, is a full-service real estate company that owns, acquires, develops and manages primarily office, as well as mixed-use and residential properties on a nationwide basis. The company’s primary areas of focus are the acquisition and ownership of premier properties, property development and redevelopment, and property and investment management activities. For more information on Thomas Properties Group, Inc., visit www.tpgre.com.

Forward Looking Statements

Statements made in this press release or during the quarterly earnings conference call that are not historical may contain forward-looking statements. Although TPGI believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from TPGI’s expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services (including interest rates), the availability of credit and equity investors to finance commercial real estate transactions, our ability to enter into or renew leases at favorable rates, which can be impacted by the financial condition of our tenants, risks associated with the success of our development and property redevelopment projects, general volatility in the securities and credit markets, and the impact of tax laws affecting real estate. For a discussion of some of the factors that may cause our results to differ from management’s expectations, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Factors That May Influence Future Results of Operations” in our Form 10-K for the year ended December 31, 2008, our quarterly reports on Form 10-Q for 2009, and our other public documents which are filed with the SEC. TPGI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2009	2008	2009	2008
Revenues:
Rental	$7,254	$7,206	$29,753	$30,523
Tenant reimbursements	5,012	5,758	21,163	25,874
Parking and other	832	1,122	2,988	3,869
Investment advisory, management, leasing and development services	2,187	1,624	9,345	7,194
Investment advisory, management, leasing and development services – unconsolidated real estate entities	3,794	4,593	15,023	18,263
Reimbursement of property personnel costs	1,371	1,004	5,584	6,079
Condominium sales	7,299	—	30,226	79,758

Total revenues	27,749	21,307	114,082	171,560

Expenses:
Property operating and maintenance	6,900	6,731	25,339	25,608
Real estate taxes	1,798	1,720	7,225	6,482
Investment advisory, management, leasing and development services	3,272	2,280	11,910	14,800
Reimbursable property personnel costs	1,371	1,004	5,584	6,079
Cost of condominium sales	5,600	208	26,492	62,436
Rent – unconsolidated real estate entities	142	93	350	284
Interest	6,453	9,023	26,868	22,763
Depreciation and amortization	3,269	3,268	12,642	11,766
General and administrative	4,660	2,855	16,732	16,411
Impairment loss	4,400	11,023	13,000	11,023

Total expenses	37,865	38,205	146,142	177,652

Gain on sale of real estate	1,214	—	1,214	3,618
Gain from extinguishment of debt	11,412	—	11,921	255
Interest income	51	454	338	2,795
Equity in net loss of unconsolidated real estate entities	(15,641)	(3,720)	(16,236)	(12,828)

Loss before income taxes and noncontrolling interests	(13,080)	(20,164)	(34,823)	(12,252)
(Provision) benefit for income taxes	(203)	4,580	(683)	1,885

Net loss	(13,283)	(15,584)	(35,506)	(10,367)
Noncontrolling interests’ share of net loss:
Unitholders in the Operating Partnership	4,079	7,809	11,535	4,683
Partners in consolidated real estate entities	1,474	65	2,408	198

	5,553	7,874	13,943	4,881

TPGI share of net loss	$(7,730)	$(7,710)	$(21,563)	$(5,486)

Loss per share - basic and diluted	$(0.30)	$(0.33)	$(0.86)	$(0.24)

Weighted average common shares - basic and diluted	25,753,994	23,724,453	25,173,163	23,693,577

Reconciliation of net loss to EBDT(a):

Net loss	$(7,730)	$(7,710)	$(21,563)	$(5,486)
Adjustments:
Income tax provision (benefit)	203	(4,580)	683	(1,885)
Noncontrolling interests – unitholders in the Operating Partnership	(4,079)	(7,809)	(11,535)	(4,683)
Depreciation and amortization	3,269	3,268	12,642	11,766
Amortization of loan costs	318	212	690	449
Unconsolidated real estate entities:
Depreciation and amortization	4,811	4,904	19,412	20,508
Amortization of loan costs	214	194	897	1,284

(Loss) earnings before depreciation, amortization and taxes	$(2,994)	$(11,521)	$1,226	$21,953

TPGI share of EBDT (b)	$(1,950)	$(7,029)	$790	$13,424

EBDT per share – basic and diluted	$(0.08)	$(0.30)	$0.03	$0.57

Weighted average common shares – basic and diluted	25,753,994	23,724,453	25,173,163	23,693,577

Reconciliation of net loss to ATCF(c):

Net (loss) income	$(7,730)	$(7,710)	$(21,563)	$(5,486)
Adjustments:
Income tax provision (benefit)	203	(4,580)	683	(1,885)
Noncontrolling interests – unitholders in the Operating Partnership	(4,079)	(7,809)	(11,535)	(4,683)
Depreciation and amortization	3,269	3,268	12,642	11,766
Amortization of loan costs	318	212	690	449
Non-cash compensation expense	581	1,038	2,838	3,495
Straight-line rent adjustments	(162)	320	(924)	3,433
Adjustments to reflect the fair market value of rent	—	20	23	(80)
Impairment loss	4,400	11,023	13,000	11,023
Gain from extinguishment of debt	(11,412)	—	(11,921)	—
Unconsolidated real estate entities:
Depreciation and amortization	4,811	4,904	19,412	20,508
Amortization of loan costs	214	194	897	1,284
Straight-line rent adjustments	(91)	(454)	(1,565)	(2,332)
Adjustments to reflect the fair market value of rent	(368)	(338)	(1,394)	(1,357)
Impairment loss	14,000	1,210	16,012	1,210
Gain from extinguishment of debt	—	—	(4,189)	—

ATCF before income taxes	$3,954	$1,298	$13,106	$37,345

TPGI share of ATCF before income taxes (b)	$2,575	$792	$8,443	$22,837

TPGI income tax expense – current	(100)	(294)	(232)	(294)

TPGI share of ATCF	$2,475	$498	$8,211	$22,543

ATCF per share – basic and diluted	$0.10	$0.02	$0.33	$0.95

Weighted average common shares – basic and diluted	25,753,994	23,724,453	25,173,163	23,693,577

(a)	EBDT is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define EBDT as net income (loss) excluding the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes to occupancy rates, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs, and provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).
(b)	Based on an interest in our operating partnership of 65.13% and 64.42% for the three and twelve months ended December 31, 2009, respectively, and 61.01% and 61.15% for the three and twelve months ended December 31, 2008, respectively.
(c)	ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustment to rental revenue to reflect the fair market value of rents; and viii) gain on extinguishment of debt. Management utilizes ATCF data in assessing performance of our business operations in period-to-period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	December 31, 2009	December 31, 2008
ASSETS
Investments in real estate:
Operating properties, net	$276,603	$274,784
Land improvements – development properties	97,750	100,886
Construction in progress	—	1,274

	374,353	376,944

Condominium units held for sale	64,101	101,112
Real estate held for sale	—	609
Investments in unconsolidated real estate entities	14,458	29,098
Cash and cash equivalents, unrestricted	35,935	69,023
Restricted cash	12,071	16,665
Rents and other receivables, net	4,389	4,452
Receivables from condominium sales contracts, net	—	10,485
Receivables from unconsolidated real estate entities	2,010	4,701
Deferred rents	12,954	10,604
Deferred leasing and loan costs, net	15,375	15,018
Other assets, net	23,757	21,724

Total assets	$559,403	$660,435

LIABILITIES AND EQUITY
Liabilities:
Mortgage loans	$255,104	$255,579
Other secured loans	63,132	128,466
Unsecured loan	—	3,900
Accounts payable and other liabilities, net	35,573	45,748
Dividends and distributions payable	—	2,377
Prepaid rent and deferred revenue	3,249	3,638

Total liabilities	357,058	439,708

Equity:
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued or outstanding as of December 31, 2009 and December 31, 2008, respectively	—	—
Common stock, $.01 par value, 225,000,000 and 75,000,000 shares authorized, 30,878,621 and 23,853,904 shares issued and outstanding as of December 31, 2009 and December 31, 2008, respectively	308	238
Limited voting stock, $.01 par value, 20,000,000 shares authorized, 13,813,331 and 14,496,666 shares issued and outstanding as of December 31, 2009 and December 31, 2008, respectively	138	145
Additional paid-in capital	185,344	158,341
Retained deficit and dividends	(49,394)	(26,980)

Total stockholders’ equity	136,396	131,744

Noncontrolling interests:
Unitholders in the Operating Partnership	63,042	85,210
Partners in consolidated real estate entities	2,907	3,773

Total noncontrolling interests	65,949	88,983

Total equity	202,345	220,727

Total liabilities and equity	$559,403	$660,435

Contact:	Thomas Properties Group, Inc.
Website: www.tpgre.com
Diana Laing, Chief Financial Officer
213-613-1900